UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2007

HS3 TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-117874

(Commission File Number)

20-3598613

(IRS Employer Identification No.)

1800 Boulder Street – Suite 600, Denver, Colorado, USA 80211

(Address of principal executive offices and Zip Code)

(303) 455-2550

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 14, 2007, at our Annual Meeting of Stockholders, Charles F. Ferris and Michael Yinger were elected to our board of directors.

Charles F. Ferris

Dr. Ferris is the Founder and President of Strategic Science LLC. He is a specialist on advanced topics in biotechnology, business management, and technology-based economic development. He provides strategic guidance to technology companies in the areas of scientific, business and corporate development, and is passionate about applying these backgrounds to optimize health and wellness outcomes. His professional career has also resulted in significant relationships with many academic, scientific, tech-policy and business opinion leaders. Dr. Ferris previously served as the Director of Biosciences Programs for the State of Colorado’s science and technology development agency. The agency was formed to promote public/private consortia and foster research excellence, technology transfer and technology-based business development.

As a retired Lieutenant Colonel from the U.S. Army, Dr. Ferris has an extensive background and training in military medical capabilities and protocols as well as chemical, radiation and biological defense. Dr. Ferris served as Chair of both the Letterman Army Institutional Review Committee and the Animal Care and Use Committee.

A resident of Colorado since 1983, Dr. Ferris has been involved in biological sciences research and business activities for over 20 years. His particular expertise is in the convergence of basic science and emerging technologies and taking these to market.

Dr. Ferris earned both his B.S. (animal science) and M.S. (reproductive physiology) from The Ohio State University, his M.B.A. from the University of Colorado and his Ph.D. (reproductive physiology) from Utah State University.

Dr. Ferris has graduated from numerous Army military medical courses and schools, including the Command and General Staff College.

Michael Yinger

Mr. Yinger is a seasoned senior executive, with experience creating, building, and managing organizations, providing strategic advice via Board of Directors membership, both in the US and internationally. Over the course of his career, Mr. Yinger has delivered positive results (sales growth of 10-20% in a down market), dealt with senior level clients (CxO level), and established efficient organizations and partnerships in a number of different industries, within startups and established companies. He is well versed in business management consulting, including outsourcing (domestically and internationally) and business/integration. Mr. Yinger has direct experience managing technical as well as strategic initiatives, in traditional or matrix management environments.

Our board of directors now consists of Mark Lana, Robert A. Morrison, Charles F. Ferris and Michael Yinger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HS3 TECHNOLOGIES INC.

/s/ Mark Lana

Mark Lana

Chief Executive Officer and Director

August 31, 2007